EXHIBIT 99.1
Houston, Texas
August 3, 2011

FOR IMMEDIATE RELEASE

EARNINGS

ATWOOD OCEANICS, INC., a Houston-based international drilling contractor (NYSE: ATW), announced today that the Company earned net income of $75,285,000 or $1.15 per diluted share, on revenues of $162,147,000 for the quarter ended June 30, 2011 compared to net income of $70,611,000 or $1.08 per diluted share on revenues of $159,085,000 for the quarter ended
March 31, 2011 and compared to net income of $58,994,000 or $0.91 per diluted share, on revenues of $166,637,000 for the quarter ended June 30, 2010.  For the nine months ended June 30,
2011, the Company earned net income of $198,747,000 or $3.04 per diluted share, on revenues of $467,518,000 compared to net income of $192,733,000 or $2.96 per diluted share, on revenues of  $489,949,000 for the nine months ended June 30, 2010.

Contact: Mark L. Mey
(281) 749-7902

	FOR THE THREE MONTHS ENDED
	JUNE 30, 2011	MARCH 31, 2011	JUNE 30, 2010

Revenues	$162,147,000	$159,085,000	$166,637,000
Income before Income Taxes	87,203,000	90,485,000	84,847,000
Provision for Income Taxes	(11,918,000)	(19,874,000)	(25,853,000)
Net Income	75,285,000	70,611,000	58,994,000
Earnings per Common Share -
Basic	1.16	1.09	0.92
Diluted	1.15	1.08	0.91
Weighted Average Shares
Outstanding -
Basic	64,820,000	64,720,000	64,427,000
Diluted	65,470,000	65,409,000	65,037,000

	FOR THE NINE MONTHS ENDED JUNE 30,
	2011	2010

Revenues	$467,518,000	$489,949,000
Income before Income Taxes	240,929,000	243,120,000
Provision for Income Taxes	(42,182,000)	(50,387,000)
Net Income	198,747,000	192,733,000
Earnings per Common Share -
Basic	3.07	2.99
Diluted	3.04	2.96
Weighted Average Shares
Outstanding -
Basic	64,689,000	64,375,000
Diluted	65,355,000	65,054,000